AMERICAN ITALIAN PASTA COMPANY

--------------------------------------------------------------------------------
                                                                           NEWS
                                                                         RELEASE

Contact:
Serri Helm
Director of Investor Relations
816/584-5235
shelm@aipc.com

FOR IMMEDIATE RELEASE

                     American Italian Pasta Company Reports
                          Record Second Quarter Results

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     o    Second quarter revenues up 17% to $110.7 million on 15% volume growth.

     o    Diluted EPS of $0.48 vs. $0.54 last year; excluding pre-tax acquisition-related transition charges of $3.5 million ($0.13 per share) in the current quarter, EPS up 13% over prior year.

     o    New manufacturing facility in Tolleson, Arizona is already producing on a 24-hour/7-day schedule just 12 months after groundbreaking.

     o    Strategic acquisition of Mrs. Leeper's specialty pasta business announced, giving the Company a platform for growth in the specialty pasta market.

KANSAS CITY, MO, April 30, 2003 --- American Italian Pasta Company (NYSE:PLB)
today announced record results for the second fiscal quarter of 2003.

Revenues increased 17% to $110.7 million from $94.8 million in the fiscal 2002 second quarter on strong volume growth of 15%. Volume growth was well balanced with institutional growth of 17% and retail growth of 14%. Institutional volume growth was fueled primarily by the ingredient business while retail volume was fueled by strong growth in club stores, private label, and excellent volume growth in Europe. Revenue growth outpaced volume growth for each business unit, as expected, due primarily to the pass through of higher durum wheat costs.

"Our profitability and operating performance were very good during the quarter,"
said Timothy S. Webster, President and Chief Executive Officer. "We profitably grew our institutional and retail businesses at double-digit rates and our plants operated at high levels of capacity and efficiency. Integration of the
Golden Grain/Mission acquisition, including the manufacturing transition, was completed. The acquisition-related transition charge of $3.5 million in the quarter consists of $3.1 million related to the January Golden Grain/Mission acquisition, consistent with previous guidance, and $0.4 million related to the acquisition of Mrs. Leeper's which was completed in late February. Diluted earnings per share were $0.48 compared to $0.54 per

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AIPC
April 30, 2003

share last year. Excluding the acquisition transition charges of $0.13 per share in the second fiscal quarter, diluted earnings per share increased 13% to $0.61 versus last year's $0.54. Net income as a percentage of sales was 8%, and was over 10% before the acquisition transition charges. Operating cash flow was
$17.1 million for the quarter, exceeding capital expenditures of $10.4 million by $6.7 million. After completing the Golden Grain/Mission acquisition in
January, and the Arizona facility in March, we expect to generate operating cash flow in excess of capital expenditures over the balance of the year and to use the net proceeds to reduce our outstanding debt."

The Company also announced that commissioning of the Tolleson, Arizona plant is complete. This state-of-the-art facility, named New Plant of the Year by Food
Engineering Magazine in April, provides AIPC with substantial logistical cost savings and additional capacity needed for continued growth. Commissioning was completed in March, only 12 months after breaking ground in April 2002. The facility is serving western U.S. customers including Wal*Mart, Sam's, Western
Family, Smart & Final, Safeway, Kroger, Sysco, and General Mills. Branded
products being produced in Tolleson include Anthony's, the market leader in southern California, and Golden Grain/Mission, the market leader in the Pacific
Northwest.

The Company believes that Tolleson strongly supports AIPC's position as the low cost producer, able to produce up to 110 million pounds of pasta annually with only 45 manufacturing employees. The plant can be expanded to produce up to 300 million pounds by adding additional pasta lines to its current infrastructure as needed to support AIPC's expected future growth.

The Company announced it has completed the acquisition of Mrs. Leeper's, Inc.
specialty pasta business for 100,000 shares of AIPC stock plus a cash earn out tied to sales and profit growth over the next three years. Mrs. Leeper's has had trailing 12 month revenues of approximately $5.0 million. The Company produces several brands, including Mrs. Leeper's (organic, rice and corn pastas),
Michelle's (organic, flavored nests), and Eddie's (organic and whole-wheat pastas). Through Mrs. Leeper's, AIPC will be supplying customers such as
Frontier Foods, Trader Joe's and Wild Oats throughout the U.S. No production assets were purchased. The Company expects Mrs. Leeper's to make no significant contribution to EPS in the current fiscal year.

"The acquisition of Mrs. Leeper's is another important strategic move for AIPC,"
said Webster. "This addition to our portfolio of specialty pastas compliments our New Balance strategy of providing the total pasta solution to AIPC's retail customers. Additionally, specialty pastas provide the added benefit of capitalizing on a specialized market segment with high consumer appeal and a higher value purchase point. We expect this acquisition to be not only accretive in fiscal 2004, but also leading to significantly new product activities utilizing AIPC's sophisticated manufacturing base."

Horst W. Schroeder, Chairman of the Board, said, "AIPC achieved excellent results and progress during the second quarter in executing against our New
Balance strategy. With the completion of the Arizona plant, entry into the specialty pasta market through the purchase of Mrs. Leeper's, and continued
integration of the Golden Grain/Mission brand, we are implementing new building blocks for future growth even while delivering excellent results."

The Company reiterated it expects continued excellent sales and profit growth over the remainder of the year. Revenue growth is expected to remain very strong, consistent with

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AIPC
April 30, 2003

previous guidance. Based on year-to-date results, and recent inflationary cost pressure attributable to rising utility costs and expenses related to
Sarbanes-Oxley requirements, our current outlook for fiscal year 2003 EPS is in a range of $2.50 - $2.56, before plant start-up and acquisition-related charges.

Conference Call and Webcast
AIPC will conduct a conference call today at 10:00 a.m. Eastern Time that will be webcast live at www.aipc.com. A webcast replay will be made available shortly after the call and will be available for 30 days.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta
Company is the largest- and the fastest-growing producer and marketer of dry pasta in North America. The Company has five plants that are strategically located in Excelsior Springs, Missouri; Columbia, South Carolina; Kenosha,
Wisconsin; Tolleson, Arizona; and Verolanuova, Italy. The Company has
approximately 630 employees located in the United States and Italy.

In this release the Company has presented EPS before acquisition-related charges. This is a non-GAAP financial measure presented in the release because the Company believes this information provides investors with the ability to better assess expected business performance following the integration period for the two acquisitions discussed herein.

The statements by the Company contained in this release regarding revenue growth and EPS projections for the balance of fiscal 2003, and the potential 2004 impact of Mrs. Leeper's, are forward-looking and based on current expectations.
Actual future results could differ materially from those anticipated by such forward-looking statements. The differences could be caused by a number of factors, including, but not limited to, our dependence on a limited number of customers for a substantial portion of our revenue, our ability to manage rapid growth, our ability to obtain necessary raw materials and minimize fluctuations in raw material prices, the impact of the highly competitive environment in which we operate, reliance exclusively on a single product category, our limited experience in the branded retail pasta business, our ability to attract and retain key personnel, our ability to cost-effectively transport our products and the significant risks inherent in our recent international expansion. For additional discussion of the principal factors that could cause actual results to be materially different, refer to our Annual Report on Form 10-K dated
December 20, 2002, filed by the Company with the Securities and Exchange
Commission, any amendments thereto and other matters disclosed in the Company's other public filings. The Company will not update any forward-looking statements in this press release to reflect future events.

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AIPC
April 30, 2003

                         AMERICAN ITALIAN PASTA COMPANY
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                            Three Months             Three Months
                                                               Ended                     Ended
                                                           March 31, 2003           March 31, 2002           % Change
                                                      ------------------------- ------------------------
Revenues
    Retail                                                        $82,944                  $70,903            17.0%
    Institutional                                                  27,708                   23,940            15.7%
                                                      ------------------------- ------------------------
                                                                  110,652                   94,843            16.7%

Cost of goods sold                                                 75,371                   61,126            23.3%
                                                      ------------------------- ------------------------
Gross profit                                                       35,281                   33,717             4.6%

                                                                    31.9%                    35.6%

Selling and marketing expense                                      12,743                   12,845            -0.8%
General and administrative expense                                  3,545                    3,209            10.5%
Provision for acquisition expenses                                  3,511                       --              N/A
                                                      ------------------------- ------------------------
Operating profit                                                   15,482                   17,663           -12.3%

                                                                    14.0%                    18.6%

Interest expense, net                                               2,249                    2,422            -7.1%
                                                      ------------------------- ------------------------
Income before income tax expense                                   13,233                   15,241           -13.2%
Income tax provision                                                4,363                    5,182           -15.8%
                                                      ------------------------- ------------------------
Net income                                                         $8,870                  $10,059           -11.8%
                                                      ========================= ========================

                                                                     8.0%                    10.6%
Basic Earnings Per Common Share:
    Net income per common share before provision for
acquisition expenses                                                $0.63                    $0.56            12.5%

    Provision for acquisition expenses, net of tax                  (0.13)                      --              N/A
                                                      ------------------------- ------------------------

    Net income per common share                                     $0.50                    $0.56           -10.7%
                                                      ========================= ========================

    Weighted average common shares outstanding                     17,727                   17,835
                                                      ========================= ========================

Diluted Earnings Per Common Share:
    Net income per common share before provision for
      acquisition expenses                                          $0.61                    $0.54            13.0%

    Provision for acquisition expenses, net of tax                  (0.13)                      --              N/A
                                                      ------------------------- ------------------------

    Net income per common share                                     $0.48                    $0.54           -11.1%
                                                      ========================= ========================

    Weighted average common shares outstanding                     18,421                   18,653
                                                      ========================= ========================

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AIPC
April 30, 2003

                         AMERICAN ITALIAN PASTA COMPANY
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                                   Six Months               Six Months
                                                                     Ended                     Ended
                                                                 March 31, 2003           March 31, 2002           % Change
                                                            ------------------------- ------------------------
Revenues
    Retail                                                             $164,194                 $141,734            15.8%
    Institutional                                                        53,494                   45,112            18.6%
                                                            ------------------------- ------------------------
                                                                        217,688                  186,846            16.5%

Cost of goods sold                                                      148,830                  120,285            23.7%
                                                            ------------------------- ------------------------
Gross profit                                                             68,858                   66,561             3.5%

                                                                          31.6%                    35.6%

Selling and marketing expense                                            26,336                   26,641            -1.1%
General and administrative expense                                        6,357                    6,186             2.8%
Provision for acquisition and plant start-up expenses                     4,939                       --              N/A
                                                            ------------------------- ------------------------
Operating profit                                                         31,226                   33,734            -7.4%

                                                                          14.3%                    18.1%

Interest expense, net                                                     4,676                    4,978            -6.1%
                                                            ------------------------- ------------------------
Income before income tax expense                                         26,550                   28,756            -7.7%
Income tax provision                                                      8,757                    9,845           -11.1%
                                                            ------------------------- ------------------------
Net income                                                              $17,793                  $18,911            -5.9%
                                                            ========================= ========================

                                                                           8.2%                    10.1%
Basic Earnings Per Common Share:
    Net income per common share before provision for
       acquisition and plant start-up expenses                            $1.19                    $1.06            12.3%

    Provision for acquisition and plant start-up expenses,
     net of tax                                                           (0.19)                      --              N/A
                                                            ------------------------- ------------------------

    Net income per common share                                           $1.00                    $1.06            -5.7%
                                                            ========================= ========================

    Weighted average common shares outstanding                           17,781                   17,764
                                                            ========================= ========================

Diluted Earnings Per Common Share:
    Net income per common share before provision for
      acquisition and plant start-up expenses                             $1.15                    $1.02            12.7%

    Provision for acquisition and plant start-up expenses,
     net of tax                                                           (0.18)                      --              N/A
                                                            ------------------------- ------------------------

    Net income per common share                                           $0.97                    $1.02            -4.9%
                                                            ========================= ========================

    Weighted average common shares outstanding                           18,423                   18,605
                                                            ========================= ========================

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AIPC
April 30, 2003

                         AMERICAN ITALIAN PASTA COMPANY
                           Consolidated Balance Sheet
                    (in thousands, except per share amounts)

                                                                                   March 31,          September 30,
                                                                                     2003                  2002
                                                                             ---------------------- -------------------
Assets
Current assets:
    Cash and temporary investments                                                   $5,396              $8,247
    Trade and other receivables                                                      43,070              46,463
    Prepaid expenses and deposits                                                    12,878              11,282
    Inventory                                                                        60,605              49,720
    Deferred income taxes                                                             2,420               2,420
                                                                             ---------------------- -------------------
Total current assets                                                                124,369             118,132
Property, plant and equipment:
    Land and improvements                                                            13,593              11,061
    Buildings                                                                       130,457             111,041
    Plant and mill equipment                                                        351,397             312,092
    Furniture, fixtures and equipment                                                24,894              15,509
                                                                             ---------------------- -------------------
                                                                                    520,341             449,703
    Accumulated depreciation                                                       (110,748)            (99,607)
                                                                             ---------------------- -------------------
                                                                                    409,593             350,096
    Construction in progress                                                         10,303              45,844
                                                                             ---------------------- -------------------
Total property, plant and equipment                                                 419,896             395,940
Other assets                                                                        187,156             126,537
                                                                             ---------------------- -------------------
Total assets                                                                       $731,421            $640,609
                                                                             ====================== ===================

Liabilities and stockholders' equity

Current liabilities:
    Accounts payable                                                                $39,114             $21,320
    Accrued expenses                                                                 14,242              11,359
    Income tax payable                                                                1,150               1,585
    Current maturities of long-term debt                                              4,627               4,279
                                                                             ---------------------- -------------------
Total current liabilities                                                            59,133              38,543
Long-term debt                                                                      310,122             258,193
Deferred income taxes                                                                52,043              46,767
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $.001 par value: Authorized shares - 10,000,000                     --                  --
    Class A common stock, $.001 par value: Authorized shares - 75,000,000                20                  20
    Class B common stock, $.001 par value: Authorized shares - 25,000,000                --                  --
    Additional paid-in capital                                                      220,129             213,671
    Treasury stock                                                                  (46,513)            (34,394)
    Unearned compensation                                                              (677)               (940)
    Retained earnings                                                               139,655             121,862
    Accumulated other comprehensive loss                                             (2,491)             (3,113)
                                                                             ---------------------- -------------------
Total stockholders' equity                                                          310,123             297,106
                                                                             ---------------------- -------------------
Total liabilities and stockholders' equity                                         $731,421            $640,609
                                                                             ====================== ===================

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